UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September [15], 2008 (September 4, 2008)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)
+41 (44) 718 10 32
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2008, we conducted a private placement pursuant to a Securities Purchase Agreement with two U.S. persons.  Under the Securities Purchase Agreement, we sold 4,000,000 units for $2,600,000, or $0.65 per unit.  Each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Sulinkheer 13 and Sulinkheer 14.

Each of the 4,000,000 warrants granted under the Securities Purchase Agreement is exercisable for two years at $0.95 per warrant.  The warrants carry “tag-along” registration rights so that if we file a registration statement (other than on Form S-4 or S-8), the holders may demand that the shares underlying their warrants, as well as any shares from this private placement that are not eligible for the resale exemption from registration provided by Rule 144 under the Securities Act of 1933, be included in such registration statement.  If no such registration statement is filed by January 4, 2009, we have undertaken to use our best efforts to file a registration statement for the shares underlying the warrants by May 4, 2009.

In the private placement, each unit contained a 0.000002% interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts, totaling 8% of our interests therein.  If permitted by the production sharing contracts and Mongolian law, the holders of those interests may demand that these interests be transferred directly to the holders.  We have agreed that the holders of these interests are not responsible for any costs associated with the projects being undertaken in connection with the production sharing agreements.

Item 3.02 Unregistered Sale of Equity Securities

On August 18, 2008, we completed a private placement of 4,000,000 units, each consisting of a share, a warrant and a 0.000002% interest in certain production interests in Mongolia, to two investors in the principal amount of $2,600,000.  The units were issued to two US persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1   Form of Securities Purchase Agreement (Including the Form of the Warrant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

Date:  September 15, 2008

By:           /s/ Thomsa Flottmann
Name:     Thomas Flottmann
Title:       Chief Executive Officer